EXHIBIT 23.2

                      Berenfeld, Spritzer, Shechter & Sheer
                          Certified Public Accountants
                                 Miami, Florida

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated April 9, 2004 on the financial statements of Dialog Group, Inc. as of December 31, 2003 for the filing with and attachment to the Form S-8.


Berenfeld, Spritzer, Shechter & Sheer.
Certified Public Accountants
Pinecrest, Florida

November 22, 2004

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